[Letterhead of Lake & Associates, CPA's LLC]

        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 15, 2011 in the registration statement on Form S-8 dated August 31, 2011 of PMX Communities, Inc., a Nevada corporation, for the registration of common shares.




/s/Lake & Associates, CPA's LLC
Lake & Associates, CPA's LLC
Boca Raton, Florida
August 31, 2011